UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 7, 2006
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1        REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01        Entry into a Material Definitive Agreement.

We have entered into an Agreement with Black Range Minerals Limited (“Black Range”) of West Perth, Australia, on two of our exploration projects (the “projects”) located within the Red Desert area of southwest Wyoming.

Black Range, subject to a 42 day review period, will be granted the exclusive right to earn equity interests in the two exploration projects. Upon completion of the review period Uranerz and Black Range will form a joint venture to conduct further exploration and to develop the properties under the following conditions:

Stage 1

Under the terms of the joint venture Black Range shall have the right to earn a 50% equity interest in the joint venture by managing and meeting the first US$750,000 in exploration expenditures on the projects, at no cost to Uranerz, including land holding costs such as BLM maintenance fees, lease costs etc.

Black Range is obliged to spend at least US$100,000 per year on exploration on the projects and to spend the first US$750,000 on exploration within three (3) years of inception of the joint venture agreement.

Once Black Range has spent US$750,000 on the projects Uranerz equity interest in the joint venture shall reduce to 50% and Black Range’s equity interest shall increase to 50%.

Stage 2

On completion of the first phase of the exploration program, should Uranerz elect not to contribute to the costs of the second phase of expenditure on a pro-rata basis, then Black Range shall have the right to earn a further 1% interest in the joint venture for every US$25,000 spent on the Projects to a maximum interest in the joint venture of 70% (by spending US$500,000).

On completion of the first phase of the exploration program, should Black Range elect not to contribute to the cost of the second phase of expenditure on a pro-rata basis, then Uranerz shall have the right to earn a further 1% interest in the joint venture for every US$25,000 spent on the Projects, to a maximum interest in the joint venture of 70% (by spending US$500,000).

Stage 3

On completion of the second phase of expenditure, should Uranerz elect not to contribute to all further expenditure on a pro-rata basis, then Black Range shall have the right to earn a further 1% interest in the joint venture for every US$25,000 spent on the Projects to a maximum interest in the joint venture of 100% (by spending US$750,000). Uranerz would be awarded a 6% royalty on product fair market basis for their contribution up to that point.

On completion of the second phase of expenditure, should Black Range elect not to contribute to all further expenditure on a pro-rata basis, then Uranerz shall have the right to earn a further 1% interest in the joint venture for every US$25,000 spent on the Projects to a maximum interest in the joint venture of 100% (by spending US$750,000). Black Range would be awarded a 6% royalty on product fair market basis for their contribution up to that point.

Uranerz and Black Range understand and acknowledge that Black Range’s primary responsibility to the joint venture shall be to manage and conduct suitable, efficient and timely exploration on the projects. Black Range shall make every endeavour to complete appropriate exploration programs that shall allow the joint venture to progress the two projects to production as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

	By:	/s/ “Aileen Lloyd”
DATE: June 13, 2006		AILEEN LLOYD
Corporate Secretary

3.